UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 10, 2025

UR-ENERGY INC.

(Exact name of registrant as specified in its charter)

Canada	001-33905	Not applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10758 W Centennial Road, Suite 200
	Littleton, Colorado	80127
	(Address of principal executive offices)	(Zip code)
Registrant’s telephone number, including area code: (720) 981-4588

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
Common Stock	URG (NYSE American): URE (TSX)	NYSE American; TSX

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

This Current Report on Form 8-K/A (“Amendment”) is filed to amend the Current Report on Form 8-K filed by Ur-Energy Inc. (“Ur-Energy” or the “Company”) with the Securities and Exchange Commission on October 14, 2025 (the “Original 8-K”). Pursuant to Instruction 2 to Item 5.02 of Form 8-K, this Amendment is being filed solely to update disclosures under Item 5.02 that were not yet determined at the time the Original 8-K was filed. The disclosures included in Item 5.02 of the Original 8-K are hereby supplemented and amended by the disclosures contained in this Amendment. No other changes have been made to the Original 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on October 10, 2025, the Board of Directors of the Company (the “Board”) appointed Matthew Gili, the current President of the Company, as Chief Executive Officer and President of the Company, effective December 13, 2025. In connection with his appointment, Mr. Gili and the Company have entered into an Amended and Restated Employment Agreement, dated as of December 4, 2025 (the “Employment Agreement”).

Pursuant to the Employment Agreement, Mr. Gili is eligible to participate in all benefits, plans, and programs, which are now, or may hereafter be, available to other executive employees of the Company. Mr. Gili’s Employment Agreement contains standard provisions concerning non-solicitation and non-disclosure.

In the event Mr. Gili’s employment with the Company is terminated by the Company without cause, or Mr. Gili resigns for good reason within one year following a change in control, the Company shall pay Mr. Gili, in addition to all other amounts then due and payable, (i) a pro-rata payment of his discretionary bonus under the Company’s short-term incentive plan for the fiscal year in which such termination occurs, based on actual results for such year and payable at the same time bonuses for such year are paid to other senior executives of the Company, and (ii) an amount equal to two and one-half (2.5) years of his base salary at the time of such termination, less statutory deductions and withholdings.

The Board has set Mr. Gili’s annual base salary at $500,000, effective December 13, 2025.

The preceding summary of the Employment Agreement is qualified in its entirety by reference to the full text of the Employment Agreement, a copy of which is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01Financial Statements and Exhibits.

(d)Exhibits

3
Exhibit No.	Description
10.1	Amended and Restated Employment Agreement with Matthew D. Gili, dated December 4, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 8, 2025

Ur-Energy Inc.

By:	/s/ Penne A. Goplerud

	Name:	Penne A. Goplerud
	Title:	Corporate Secretary and General Counsel